                                                                EXHIBIT 99.d(iv)

                              AMENDMENT NUMBER 3 TO
                         INVESTMENT MANAGEMENT AGREEMENT

      Pursuant to the Investment Management Agreement between Hartford Investment Financial Services Company and The Hartford Mutual Funds, Inc. (formally known as ITT Hartford Mutual Funds, Inc.) dated March 3, 1997, as amended by Amendment Number 1 to Investment Management Agreement dated December 31, 1997 and Amendment Number 2 to Investment Management Agreement dated April 30, 1998 (the "Agreement"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included in the definition of Portfolio. All provisions in the Agreement shall apply to the management of The Hartford Global Leaders Fund and The Hartford High Yield Fund except that the management fee shall be as follows:

      A fee accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of The Hartford Global Leaders Fund:

                           Net Asset Value           Annual Rate
                           ---------------           -----------
                           First $500,000,000           0.85%
                           Next $500,000,000            0.75%
                           Amount Over $1 Billion       0.70%

      A fee accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of The Hartford High Yield
Fund:

                           Net Asset Value           Annual Rate
                           ---------------           -----------
                           First $500,000,000           0.75%
                           Next $500,000,000            0.65%
                           Amount Over $1 Billion       0.60%

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 21st day of September, 1998.

                           HARTFORD INVESTMENT FINANCIAL SERVICES COMPANY

                           By: /s/ Joseph H. Gareau
                              ---------------------------------------
                                 Joseph H. Gareau
                                 Executive Vice President


                           THE HARTFORD MUTUAL FUNDS, INC.
                           on behalf of:
                           The Hartford Global Leaders Fund
                           The Hartford High Yield Fund

                           By: /s/ Andrew W. Kohnke
                              ---------------------------------------
                                   Andrew W. Kohnke
                                   Vice President